Exhibit 99.1

FOR IMMEDIATE RELEASE	August 1, 2024

Teleflex Reports Second Quarter Financial Results and Full Year 2024 Outlook
Announces $500 million share repurchase authorization inclusive of a $200 million accelerated share repurchase of common stock

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the second quarter ended June 30, 2024.

Second quarter financial summary
•GAAP revenue of $749.7 million, up 0.9% compared to the prior year period

•Adjusted revenue of $763.5 million, excluding the impact from increases in our reserves related to the Italian payback measure pertaining to prior years, up 2.7% compared to the prior year period, up 3.4% on a constant currency basis.1

•GAAP diluted EPS from continuing operations of $1.69, compared to $2.35 in the prior year period

•Adjusted diluted EPS from continuing operations of $3.42, compared to $3.41 in the prior year period

2024 guidance summary
•Raising GAAP revenue growth guidance range to 3.40% to 4.40%

•Raising adjusted constant currency revenue growth guidance range to 4.25% to 5.25%, which excludes the impact from increases in our reserves related to the Italian payback measure pertaining to prior years1

•Lowering GAAP EPS from continuing operations guidance range to $6.43 to $6.83

•Raising adjusted diluted EPS from continuing operations guidance range to $13.80 to $14.20

Share repurchase program
•Announced share repurchase authorization for up to $500 million of common stock, including the commencement of an accelerated share repurchase program for $200 million
"The second quarter was consistent with our strategic focus on durable revenue growth." said Liam Kelly, Teleflex's Chairman, President and Chief Executive Officer. "Revenue momentum for Barrigel remained strong, and we continued to be on track with our integration of Palette Life Sciences AB. Our first half results reflect the benefits of our diversified product portfolio and corporate strategy for growth. As a sign of confidence, our Board of Directors has authorized a share repurchase program for up to $500 million of our common stock, inclusive of a $200 million accelerated share repurchase. The Teleflex Board of Directors and Management remain confident in the company’s long-term growth profile and ability to create significant shareholder value. Our strong balance sheet allows us to opportunistically repurchase shares as part of a broader capital allocation strategy while not compromising the company’s capacity to invest in the growth of our business, including the execution of value creating M&A opportunities.”
(1) Refer to Notes on Non-GAAP Financial Measures for detail on Italian payback measure.

NET REVENUE BY SEGMENT
The following table provides information regarding net revenues in each of the Company's reportable operating segments for the three and six months ended June 30, 2024 and the comparable prior year periods on a GAAP, adjusted and adjusted constant currency basis.

	Three Months Ended
	As reported			Adjusted
	June 30, 2024	July 2, 2023	Reported Revenue Growth	June 30, 2024	July 2, 2023	Adjusted Constant Currency Revenue Growth
Americas	$426.8	$424.7	0.5%	$426.8	$424.7	0.6%
EMEA	147.1	147.8	(0.5)%	160.9	147.8	9.8%
Asia	87.0	86.7	0.4%	87.0	86.7	4.0%
OEM	88.8	84.1	5.6%	88.8	84.1	5.8%
Consolidated	$749.7	$743.3	0.9%	$763.5	$743.3	3.4%

	Six Months Ended
	As reported			Adjusted
	June 30, 2024	July 2, 2023	Reported Revenue Growth	June 30, 2024	July 2, 2023	Adjusted Constant Currency Revenue Growth
Americas	$833.1	$836.5	(0.4)%	$833.1	$836.5	(0.5)%
EMEA	306.7	291.2	5.3%	320.5	291.2	9.7%
Asia	171.2	165.4	3.5%	171.2	165.4	7.4%
OEM	176.5	161.1	9.6%	176.5	161.1	9.5%
Consolidated	$1,487.5	$1,454.2	2.3%	$1,501.3	$1,454.2	3.6%
NET REVENUE BY GLOBAL PRODUCT CATEGORY
The following table provides information regarding net revenues in each of the Company's global product categories for the three and six months ended June 30, 2024 and the comparable prior year periods on a GAAP, adjusted and adjusted constant currency basis.

	Three Months Ended
	As reported			Adjusted
	June 30, 2024	July 2, 2023	Reported Revenue Growth	June 30, 2024	July 2, 2023	Adjusted Constant Currency Revenue Growth
Vascular Access	$181.1	$173.8	4.2%	$181.1	$173.8	4.8%
Interventional	141.2	124.8	13.1%	141.2	124.8	13.8%
Anesthesia	102.5	100.8	1.6%	102.5	100.8	2.3%
Surgical	111.3	106.0	5.1%	111.3	106.0	6.4%
Interventional Urology	83.1	77.8	6.8%	83.1	77.8	7.1%
OEM	88.8	84.1	5.6%	88.8	84.1	5.8%
Other (1)	41.7	76.0	(45.1)%	55.5	76.0	(26.4)%
Consolidated	$749.7	$743.3	0.9%	$763.5	$743.3	3.4%

	Six Months Ended
	As reported			Adjusted
	June 30, 2024	July 2, 2023	Reported Revenue Growth	June 30, 2024	July 2, 2023	Adjusted Constant Currency Revenue Growth
Vascular Access	$362.5	$351.4	3.1%	$362.5	$351.4	3.4%
Interventional	275.8	241.7	14.1%	275.8	241.7	14.6%
Anesthesia	198.8	194.2	2.4%	198.8	194.2	2.7%
Surgical	216.8	205.0	5.8%	216.8	205.0	6.7%
Interventional Urology	162.8	153.2	6.3%	162.8	153.2	6.6%
OEM	176.5	161.1	9.6%	176.5	161.1	9.5%
Other (1)	94.3	147.6	(36.2)%	108.1	147.6	(26.8)%
Consolidated	$1,487.5	$1,454.2	2.3%	$1,501.3	$1,454.2	3.6%
(1) In 2024, amounts reflect the impact from increases in our reserves related to the Italian payback measure pertaining to prior years.

OTHER FINANCIAL HIGHLIGHTS
•Depreciation expense, amortization of intangible assets and deferred financing charges for the six months ended June 30, 2024 totaled $135.9 million compared to $122.0 million for the prior year period.
•Cash and cash equivalents at June 30, 2024 were $238.6 million compared to $222.8 million at December 31, 2023.
•Net accounts receivable at June 30, 2024 were $448.9 million compared to $443.5 million at December 31, 2023.
•Inventories at June 30, 2024 were $636.9 million compared to $626.2 million at December 31, 2023.

2024 OUTLOOK
The Company increased its full year 2024 revenue growth outlook on a GAAP basis from a range of 3.35% to 4.35% to a range of 3.40% to 4.40%, reflecting the impact from increases in our reserves for the three and six months ended June 30, 2024 related to the Italian payback measure pertaining to prior years and our estimate of an approximately 0.40% negative impact of foreign exchange rate fluctuations. On an adjusted constant currency basis, which excludes the impact from the Italian payback measure pertaining to prior years, the Company raised its full year 2024 revenue growth outlook from a range of 3.75% to 4.75% to a range of 4.25% to 5.25% year-over-year.

The Company lowered its full year 2024 GAAP diluted earnings per share from continuing operations outlook from a range of $6.87 to $7.22 to a range of $6.43 to $6.83, representing a year-over-year change of (14.9)% to (9.7)%. The Company raised its full year 2024 adjusted diluted earnings per share from continuing operations guidance from a range of $13.60 to $13.95 to a range of $13.80 to $14.20, representing growth of 2.1% to 5.0% year-over-year.

Forecasted 2024 Adjusted Constant Currency Revenue Growth Reconciliation

	Low	High
Forecasted 2024 GAAP revenue growth	3.40%	4.40%
Estimated impact of foreign currency exchange rate fluctuations	(0.40)%	(0.40)%
Italian payback measure	(0.45)%	(0.45)%
Forecasted 2024 adjusted constant currency revenue growth	4.25%	5.25%

Forecasted 2024 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High
Forecasted GAAP diluted earnings per share from continuing operations	$6.43	$6.83
Restructuring, restructuring related and impairment items, net of tax	$0.59	$0.59
Acquisition, integration and divestiture related items, net of tax	$0.35	$0.35
Pension termination and related charges, net of tax	$1.77	$1.77
ERP Implementation, net of tax	$0.33	$0.33
MDR, net of tax	$0.19	$0.19
Italian payback measure, net of tax	$0.29	$0.29
Intangible amortization expense, net of tax	$3.81	$3.81
Tax adjustments	$0.04	$0.04
Forecasted adjusted diluted earnings per share from continuing operations, net of tax	$13.80	$14.20

SHARE REPURCHASE PROGRAM
The Board of Directors has authorized a share repurchase program for up to $500 million of the Company’s common stock. The timing, price and actual number of shares of Common Stock that may be repurchased under the share repurchase authorization will depend on a variety of factors including price, market conditions and corporate and regulatory requirements. The repurchases may occur in open market transactions, transactions structured through investment banking institutions, in privately negotiated transactions, by direct purchases of common stock or a combination of the foregoing, and the timing and amount of stock repurchased will depend on market and business conditions, applicable legal and credit requirements and other corporate considerations. The share repurchase program does not require the Company to repurchase shares of its Common Stock and it may be discontinued, suspended or amended at any time, without prior notice. The Company intends to commence an accelerated share repurchase of $200 million of common stock under the share repurchase program, effective August 2, 2024.

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
A webcast of Teleflex's second quarter 2024 investor conference call can be accessed live from a link on the Company's website at teleflex.com. The call will begin at 8:00 am ET on August 1, 2024.

An audio replay of the investor call will be available beginning at 11:00 am ET on August 1, 2024, either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S. and Canada) or 1 609 800 9909 (all other locations). The confirmation code is 69028.

ADDITIONAL NOTES
References in this release to the impact of foreign currency exchange rate fluctuations on adjusted diluted earnings per share include both the impact of translating foreign currencies into U.S. dollars and the impact of foreign currency exchange rate fluctuations on foreign currency denominated transactions.

In the discussion of segment results, "new products" refers to products for which we initiated commercial sales within the past 36 months and "existing products" refers to products we have sold commercially for more than 36 months.

Certain financial information is presented on a rounded basis, which may cause minor differences. Segment results and commentary exclude the impact of discontinued operations.

NOTES ON NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP”. In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: adjusted revenue, adjusted constant currency revenue growth and adjusted diluted earnings per share. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling changes in historical adjusted constant currency net revenues and adjusted net revenues to historical GAAP net revenues and historical adjusted diluted earnings per share from continuing operations to historical GAAP diluted earnings per share from continuing operations are set forth below.

Adjusted revenue: This non-GAAP measure is based upon net revenues, adjusted to exclude the impact in the three and six months ended June 30, 2024 of an increase in our reserves, and corresponding reduction to revenue within our EMEA segment, for prior years. The reserve relates to the Italian payback measure, a law that requires suppliers of medical devices to the Italian National Healthcare System to make payments to the Italian government if medical device expenditures in a given year exceed regional expenditure ceilings established for that year. As a result of a recent ruling from the Italian courts, we recognized a $15.8 million increase in our reserves during the three and six months ended June 30, 2024, of which $13.8 million related to prior years. The prior year amounts do not represent normal adjustments to revenue, are not expected to recur in future periods and are not recurring in nature, making it difficult to contribute to a meaningful evaluation of our operating performance. Accordingly, management has excluded the $13.8 million prior year amount as it is not indicative of our underlying core performance or business trends.

Adjusted constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to exclude, depending on the period presented, the items described in Adjusted revenue and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

Italian payback measure - These adjustments represent the exclusion of the impact from increases in our reserves related to the Italian payback measure pertaining to prior years as described in Adjusted revenue.

Pension termination and related charges - These adjustments represent charges associated with the planned termination of the Teleflex Incorporated Retirement Income Plan, a frozen U.S. defined benefit pension plan, and related direct incremental expenses including certain charges stemming from the liquidation of surplus plan assets. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur once the plan termination process has been completed. Accordingly, management has excluded these amounts to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until December 2027 for highest-risk devices and December 2028 for lower-risk devices, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

ERP implementation - These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Reconciliation of Net Revenue (Dollars in millions)
Net revenue by segment

	Three Months Ended						% Increase / (Decrease)
	June 30, 2024			July 2, 2023
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Americas	$426.8	$—	$426.8	$424.7	$—	$424.7	0.5%	(0.1)%	—%	0.6%
EMEA	147.1	(13.8)	160.9	147.8	—	147.8	(0.5)%	(0.9)%	(9.4)%	9.8%
Asia	87.0	—	87.0	86.7	—	86.7	0.4%	(3.6)%	—%	4.0%
OEM	88.8	—	88.8	84.1	—	84.1	5.6%	(0.2)%	—%	5.8%
Consolidated	$749.7	($13.8)	$763.5	$743.3	$—	$743.3	0.9%	(0.6)%	(1.9)%	3.4%

	Six Months Ended						% Increase / (Decrease)
	June 30, 2024			July 2, 2023
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Americas	$833.1	$—	$833.1	$836.5	$—	$836.5	(0.4)%	0.1%	—%	(0.5)%
EMEA	306.7	(13.8)	320.5	291.2	—	291.2	5.3%	0.3%	(4.7)%	9.7%
Asia	171.2	—	171.2	165.4	—	165.4	3.5%	(3.9)%	—%	7.4%
OEM	176.5	—	176.5	161.1	—	161.1	9.6%	0.1%	—%	9.5%
Consolidated	$1,487.5	($13.8)	$1,501.3	$1,454.2	$—	$1,454.2	2.3%	(0.3)%	(1.0)%	3.6%

Net revenue by global product category

	Three Months Ended						% Increase / (Decrease)
	June 30, 2024			July 2, 2023
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Vascular Access	$181.1	$—	$181.1	$173.8	$—	$173.8	4.2%	(0.6)%	—%	4.8%
Interventional	141.2	—	141.2	124.8	—	124.8	13.1%	(0.7)%	—%	13.8%
Anesthesia	102.5	—	102.5	100.8	—	100.8	1.6%	(0.7)%	—%	2.3%
Surgical	111.3	—	111.3	106.0	—	106.0	5.1%	(1.3)%	—%	6.4%
Interventional Urology	83.1	—	83.1	77.8	—	77.8	6.8%	(0.3)%	—%	7.1%
OEM	88.8	—	88.8	84.1	—	84.1	5.6%	(0.2)%	—%	5.8%
Other (1)	41.7	(13.8)	55.5	76.0	—	76.0	(45.1)%	(0.4)%	(18.3)%	(26.4)%
Consolidated	$749.7	($13.8)	$763.5	$743.3	$—	$743.3	0.9%	(0.6)%	(1.9)%	3.4%

	Six Months Ended						% Increase / (Decrease)
	June 30, 2024			July 2, 2023
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Vascular Access	$362.5	$—	$362.5	$351.4	$—	$351.4	3.1%	(0.3)%	—%	3.4%
Interventional	275.8	—	275.8	241.7	—	241.7	14.1%	(0.5)%	—%	14.6%
Anesthesia	198.8	—	198.8	194.2	—	194.2	2.4%	(0.3)%	—%	2.7%
Surgical	216.8	—	216.8	205.0	—	205.0	5.8%	(0.9)%	—%	6.7%
Interventional Urology	162.8	—	162.8	153.2	—	153.2	6.3%	(0.3)%	—%	6.6%
OEM	176.5	—	176.5	161.1	—	161.1	9.6%	0.1%	—%	9.5%
Other (1)	94.3	(13.8)	108.1	147.6	—	147.6	(36.2)%	(0.1)%	(9.3)%	(26.8)%
Consolidated	$1,487.5	($13.8)	$1,501.3	$1,454.2	$—	$1,454.2	2.3%	(0.3)%	(1.0)%	3.6%
(1) In 2024, amounts reflect the impact from increases in our reserves related to the Italian payback measure pertaining to prior years.

Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended June 30, 2024
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$749.7	55.6%	33.4%	5.5%	15.6%	$97.5	$17.3	17.8%	$1.69
Adjustments
Restructuring, restructuring related and impairment items (A)	—	0.5	(0.1)	—	1.6	12.2	2.1		0.21
Acquisition, integration and divestiture related items (B)	—	—	(0.7)	—	0.7	5.6	—		0.12
Italian payback measure (C)	13.8	0.7	(0.6)	—	1.4	13.8	—		0.29
ERP implementation	—	—	(0.4)	—	0.4	3.0	0.4		0.06
MDR	—	—	—	(0.5)	0.4	3.1	—		0.07
Intangible amortization expense	—	4.0	(2.6)	—	6.6	49.6	5.0		0.94
Tax adjustments	—	—	—	—	—	—	(2.1)		0.04
Adjustments total	13.8	5.2	(4.4)	(0.5)	11.1	87.3	5.4		1.73
Adjusted basis	$763.5	60.8%	29.0%	5.0%	26.7%	$184.8	$22.7	12.3%	$3.42

Three Months Ended July 2, 2023
	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	54.9%	30.0%	5.3%	19.3%	$127.0	$15.5	12.2%	$2.35
Adjustments
Restructuring, restructuring related and impairment items (A)	1.0	—	(0.2)	1.5	10.8	1.7		0.19
Acquisition, integration and divestiture related items (B)	—	1.0	—	(1.0)	(7.5)	—		(0.16)
ERP implementation	—	(0.2)	—	0.2	1.3	0.3		0.02
MDR	—	—	(1.0)	1.0	7.6	—		0.16
Intangible amortization expense	3.1	(2.5)	—	5.6	42.0	2.1		0.85
Tax adjustments	—	—	—	—	—	—		—
Adjustments total	4.1	(1.7)	(1.2)	7.3	54.2	4.1		1.06
Adjusted basis	59.0%	28.3%	4.1%	26.6%	$181.2	$19.6	10.8%	$3.41

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of as reported and adjusted revenues.

Totals may not sum due to rounding.

Six Months Ended June 30, 2024
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$1,487.5	56.0%	42.5%	5.3%	7.5%	$71.7	$(24.2)	(33.8)%	$2.02
Adjustments
Restructuring, restructuring related and impairment items (A)	—	0.4	(0.1)	—	1.2	18.0	3.1		0.32
Acquisition, integration and divestiture related items (B)	—	0.1	(0.5)	—	0.6	9.0	0.4		0.18
Italian payback measure (C)	13.8	0.3	(0.4)	—	0.9	13.8	—		0.29
ERP implementation	—	—	(0.2)	—	0.2	3.1	0.4		0.06
MDR	—	—	—	(0.5)	0.4	6.3	—		0.13
Pension termination costs	—	—	(9.3)	—	9.3	138.6	58.2		1.70
Intangible amortization expense	—	4.1	(2.6)	—	6.6	99.8	10.1		1.89
Tax adjustments	—	—	—	—	—	—	(2.1)		0.04
Adjustments total	13.8	4.9	(13.1)	(0.5)	19.2	288.6	70.1		4.61
Adjusted basis	$1,501.3	60.9%	29.4%	4.8%	26.7%	$360.3	$45.9	12.7%	$6.63

Six Months Ended July 2, 2023
	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.0%	31.4%	5.6%	17.8%	$224.4	$35.7	15.9%	$3.99
Adjustments
Restructuring, restructuring related and impairment items (A)	1.1	—	(0.2)	1.6	22.8	3.5		0.41
Acquisition, integration and divestiture related items (B)	—	0.3	—	(0.3)	(4.4)	0.1		(0.10)
ERP implementation	—	(0.2)	—	0.2	2.5	0.6		0.04
MDR	—	—	(1.2)	1.2	17.9	—		0.38
Intangible amortization expense	3.1	(2.6)	—	5.7	83.6	4.1		1.68
Tax adjustments	—	—	—	—	—	(4.8)		0.10
Adjustments total	4.2	(2.5)	(1.4)	8.4	122.4	3.5		2.51
Adjusted basis	59.2%	28.9%	4.2%	26.2%	$346.8	$39.2	11.3%	$6.50

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of as reported and adjusted revenues.

Totals may not sum due to rounding.

Tickmarks to Reconciliation Tables
(A)Restructuring, restructuring related and impairment items – For the three months ended June 30, 2024, pre-tax restructuring charges were $7.9 million and restructuring related charges were $4.4 million. For the three months ended July 2, 2023, pre-tax restructuring charges were $1.5 million and restructuring related charges were $9.3 million. For the six months ended June 30, 2024, pre-tax restructuring charges were $8.4 million; restructuring related charges were $7.5 million; and impairment charges were $2.1 million. For the six months ended July 2, 2023, pre-tax restructuring charges were $3.7 million and restructuring related charges were $19.1 million.
(B)Acquisition, integration and divestiture related items – For the three and six months ended June 30, 2024 and July 2, 2023, these charges related to changes in the estimated fair value of our contingent consideration liabilities and the acquisition of Palette Life Sciences AB.

(C)Italian payback measure – Adjustment reflects the impact of an increase in reserves for prior years related to the Italian payback measure and its impact on the adjusted basis for each Non-GAAP financial measure presented within the table.

ABOUT TELEFLEX INCORPORATED
As a global provider of medical technologies, Teleflex is driven by our purpose to improve the health and quality of people’s lives. Through our vision to become the most trusted partner in healthcare, we offer a diverse portfolio with solutions in the therapy areas of anesthesia, emergency medicine, interventional cardiology and radiology, surgical, vascular access, and urology. We believe that the potential of great people, purpose driven innovation, and world-class products can shape the future direction of healthcare.

Teleflex is the home of Arrow™, Barrigel™, Deknatel™, LMA™, Pilling™, QuikClot™ Rüsch™, UroLift™ and Weck™ – trusted brands united by a common sense of purpose.

At Teleflex, we are empowering the future of healthcare. For more information, please visit teleflex.com.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, the implementation and execution of our share repurchase program, including our planned accelerated share repurchase; statements related to our long-term growth profile and ability to create significant shareholder value; our ability to opportunistically repurchase shares as part of a broader capital allocation strategy while not compromising the company’s capacity to invest in the growth of our business, including the execution of value creating M&A opportunities; forecasted 2024 GAAP and constant currency revenue growth and GAAP and adjusted diluted earnings per share; and our estimates regarding the projected impact of foreign currency exchange rate fluctuations on our 2024 financial results. Actual results could differ materially from those in the forward-looking statements due to, among other things, delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with our expectations; the inability of acquired businesses to generate revenues in accordance with our expectations; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, sovereign debt issues and international conflicts and hostilities, such as the ongoing conflicts in the Ukraine and the Middle East; public health epidemics; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
	(Dollars and shares in thousands, except per share)
Net revenues	$749,691	$743,259	$1,487,540	$1,454,191
Cost of goods sold	333,233	335,436	654,948	654,988
Gross profit	416,458	407,823	832,592	799,203
Selling, general and administrative expenses	250,631	223,306	493,461	456,022
Research and development expenses	41,094	39,448	78,393	80,917
Pension settlement charge	—	—	138,139	—
Restructuring and impairment charges	7,855	1,508	10,514	3,729
Income from continuing operations before interest and taxes	116,878	143,561	112,085	258,535
Interest expense	21,168	17,762	43,851	36,099
Interest income	(1,787)	(1,156)	(3,453)	(1,999)
Income from continuing operations before taxes	97,497	126,955	71,687	224,435
Taxes (benefit) on income from continuing operations	17,332	15,532	(24,219)	35,716
Income from continuing operations	80,165	111,423	95,906	188,719
Operating loss from discontinued operations	(164)	(114)	(751)	(825)
Tax benefit on operating loss from discontinued operations	(37)	(26)	(172)	(189)
Loss from discontinued operations	(127)	(88)	(579)	(636)
Net income	$80,038	$111,335	$95,327	$188,083
Earnings per share:
Basic:
Income from continuing operations	$1.70	$2.37	$2.03	$4.02
Loss from discontinued operations	—	—	(0.01)	(0.02)
Net income	$1.70	$2.37	$2.02	$4.00
Diluted:
Income from continuing operations	$1.69	$2.35	$2.02	$3.99
Loss from discontinued operations	—	—	(0.01)	(0.01)
Net income	$1.69	$2.35	$2.01	$3.98
Weighted average common shares outstanding
Basic	47,151	46,981	47,130	46,965
Diluted	47,361	47,329	47,378	47,307

TELEFLEX INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2024	December 31, 2023
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$238,567	$222,848
Accounts receivable, net	448,897	443,467
Inventories	636,908	626,216
Prepaid expenses and other current assets	94,826	107,471
Prepaid taxes	18,890	7,404
Total current assets	1,438,088	1,407,406
Property, plant and equipment, net	491,996	479,913
Operating lease assets	112,010	123,521
Goodwill	2,892,629	2,914,055
Intangible assets, net	2,379,916	2,501,960
Deferred tax assets	6,424	6,748
Other assets	120,577	98,943
Total assets	$7,441,640	$7,532,546
LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$93,750	$87,500
Accounts payable	113,450	132,247
Accrued expenses	153,403	146,880
Payroll and benefit-related liabilities	113,112	146,535
Accrued interest	5,771	5,583
Income taxes payable	19,731	41,453
Other current liabilities	57,534	46,547
Total current liabilities	556,751	606,745
Long-term borrowings	1,624,222	1,727,572
Deferred tax liabilities	453,028	456,080
Pension and postretirement benefit liabilities	23,026	23,989
Noncurrent liability for uncertain tax positions	3,271	3,370
Noncurrent operating lease liabilities	102,572	111,300
Other liabilities	120,051	162,502
Total liabilities	2,882,921	3,091,558
Commitments and contingencies
Total shareholders' equity	4,558,719	4,440,988
Total liabilities and shareholders' equity	$7,441,640	$7,532,546

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30, 2024	July 2, 2023
	(Dollars in thousands)
Cash flows from operating activities of continuing operations:
Net income	$95,327	$188,083
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	579	636
Depreciation expense	34,487	36,723
Intangible asset amortization expense	99,686	83,600
Deferred financing costs and debt discount amortization expense	1,716	1,700
Pension settlement charge	138,139	—
Fair value step up of acquired inventory sold	1,722	—
Changes in contingent consideration	5,852	(6,776)
Assets impairment charge	2,110	—
Stock-based compensation	15,739	14,020
Deferred income taxes, net	(62,953)	460
Interest benefit on swaps designated as net investment hedges	(8,000)	(10,288)
Other	2,168	2,824
Changes in assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(11,238)	(16,587)
Inventories	(23,775)	(45,630)
Prepaid expenses and other assets	11,443	12,120
Accounts payable, accrued expenses and other liabilities	(34,157)	(53,766)
Income taxes receivable and payable, net	(64,313)	(36,501)
Net cash provided by operating activities from continuing operations	204,532	170,618
Cash flows from investing activities of continuing operations:
Expenditures for property, plant and equipment	(73,232)	(39,374)
Payments for businesses and intangibles acquired, net of cash acquired	(70)	(129)
Net proceeds on swaps designated as net investment hedges	18,262	10,275
Proceeds from sales of investments	7,300	—
Purchase of investments	(7,300)	—
Net cash used in investing activities from continuing operations	(55,040)	(29,228)
Cash flows from financing activities of continuing operations:
Reduction in borrowings	(98,250)	(154,500)
Net proceeds from share based compensation plans and related tax impacts	2,398	572
Payments for contingent consideration	(122)	(121)
Dividends paid	(32,018)	(31,941)
Net cash used in financing activities from continuing operations	(127,992)	(185,990)
Cash flows from discontinued operations:
Net cash used in operating activities	(2,239)	(454)
Net cash used in discontinued operations	(2,239)	(454)
Effect of exchange rate changes on cash and cash equivalents	(3,542)	3,836
Net increase (decrease) in cash and cash equivalents	15,719	(41,218)
Cash and cash equivalents at the beginning of the period	222,848	292,034
Cash and cash equivalents at the end of the period	$238,567	$250,816

Contacts:
Teleflex Incorporated:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investors.teleflex.com
610-948-2836